Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Akari Therapeutics, Plc

London, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198109 and 333-207444) and the Registration Statements on Form F-3 (No. 333-220052) of Akari Therapeutics, Plc of our report dated July 18, 2018, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
July 18, 2018